Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 18, 2019, except for the effects of the reverse share split described in Note 1, as to which the date is April 29, 2019, relating to the consolidated financial statements, which appear in the Registration Statement on Form S-1, as amended (File No. 333-230846) of Milestone Pharmaceuticals Inc. We also consent to the reference to us under the heading “Experts” in the Registration Statement on Form S-1, as amended (File No. 333-230846) incorporated by reference in this Registration Statement.

/s/PricewaterhouseCoopers LLP(1)

Montreal, Québec, Canada
May 8, 2019

(1) CPA auditor, CA, public accountancy permit No. A113048

PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l.

1250 René-Lévesque Boulevard West, Suite 2500, Montréal, Quebec, Canada H3B 4Y1

T: +1 514 205 5000, F: +1 514 876 1502, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l., an Ontario limited liability partnership.